Exhibit 99.1

NEWS RELEASE Atlanta, Georgia May 1, 2009
Contact: Investor Relations Phone: (770) 729-6512 E-mail: investor.relations@ems-t.com www.ems-t.com

EMS Technologies Announces First Quarter 2009 Results
Revenues Increase by 22 Percent, Led by Communications & Tracking, Defense Businesses
ATLANTA — May 1, 2009 — EMS Technologies, Inc. (Nasdaq: ELMG) today reported first quarter revenues of $92.3 million and net earnings of $2.3 million, or $0.15 cents per share, on a non-GAAP reporting basis that excludes acquisition-related charges. For the quarter, revenues grew by 22 percent compared with Q1 2008. EBITDA excluding acquisition-related charges (“Adjusted EBITDA”) was $8.0 million, up 10 percent from the same period in 2008. These results included a $5.0 million operating loss from the Company’s LXE mobile logistics business, which was affected by a weak economy, especially in North America. The acquisition-related charges excluded from the non-GAAP results totaled $.35 per share, primarily associated with the adoption of FASB Statement No. 141(R) and a foreign currency exchange adjustment related to the funding of the Satamatics acquisition. Including these acquisition-related charges, the resulting net loss on a GAAP basis was $3.0 million for the quarter, or $0.20 cents per share.
First quarter results were led by the Communications & Tracking (formerly Satellite Communications) and Defense & Space segments. Paul Domorski, president and chief executive officer, commented, “During the first quarter, EMS benefited from momentum in our in-flight connectivity markets and very strong revenues in our defense business. As a result, both the Communications & Tracking and the Defense & Space segments achieved record profits for the first quarter. Our LXE mobile logistics business struggled with the increasingly challenging economic conditions affecting auto-identification markets worldwide, and we took further actions to lower our cost base and improve our efficiency.”
IFC Orders, SwiftBroadband Rollout Lead Communications & Tracking Revenues
Communications & Tracking comprises all of the Company’s aeronautical and asset tracking products, including EMS SATCOM and our recently acquired product lines, EMS Formation, EMS Sky Connect and EMS Satamatics. This segment accounted for approximately half of EMS’s consolidated revenues in the quarter and generated $4.3 million of operating income, as well as $8.5
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million of Adjusted EBITDA for the quarter. It was another strong quarter for EMS SATCOM products, and the newly-acquired product lines in the Communications & Tracking segment performed exceptionally well.
The Company’s in-flight connectivity opportunities are expanding, with new contract awards in the first quarter for connectivity and rugged data storage hardware by service providers Aircell and LiveTV. Aircell relies on EMS for all of its wireless access point and network server equipment, as it continues with fleet-wide deployments of its GoGo® inflight Internet service to several U.S. airlines. LiveTV selected EMS to provide rugged data storage for up to 1,000 aircraft deploying LiveTV’s Kiteline connectivity product.
In the business aviation market for SwiftBroadband and other Inmarsat service, sales were robust for the CNX airborne network router/accelerator product line, which complements the family of voice and high-speed data terminals. In addition, shipments of EMS’s latest Iridium-based product — the Mission Management Unit-2 (“MMU-2”) — began in the first quarter. The MMU-2 is the market’s smallest and most fully-featured integrated dialer and text-messaging terminal for the cockpit, allowing voice and text communication to or from the aircraft.
Machine-to-Machine (“M2M”) is EMS’s newest satellite-based application. EMS launched its ship-based Long-Range Identification and Tracking (“LRIT”) system, which allows the shore-side to track the position of a maritime vessel. LRIT complements EMS’s Ocean Alert system, currently deployed on 5,000 ships worldwide, equipping them with a distress alert that automatically transmits every half hour.
“Demand for our aero communications and tracking systems is resilient. The overall in-flight connectivity market for aircraft, utilizing satellite or air-to-ground links, remains extremely promising, with almost 40 airlines worldwide engaged in various stages of IFC deployment. In addition, our M2M products for ships are gaining in visibility with the increasing security threats to shipping routes,” Domorski said.
Records for Revenues and Operating Income at Defense & Space
EMS’s Defense & Space business experienced growth across the markets for space, communications-on-the-move, and radar. Revenues were up 74 percent versus Q1 2008, and operating income was an all-time quarterly record of $3.0 million for this segment. Order backlog was also a new record at $117.8 million. First-quarter Adjusted EBITDA was $3.8 million.
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Contributing to exceptional Q1 revenue performance was the Company’s work on the B-2 Bomber’s new extremely high frequency (EHF) satellite communications system. An international commercial anti-jam project and two space programs also provided an important contribution to Q1 revenues. New contract wins during the quarter included radar applications, in which EMS has a heritage position on several classified defense programs.
EMS continues to monitor the changing landscape for defense and space priorities. Despite uncertainties about the longer-term budgets of the U.S. Department of Defense, current analysis of emerging defense budget opportunities appears to be quite positive for the Company.
“The Defense & Space business is moving toward higher level systems and production work. The B-2 program exemplifies the type of multi-year production work that we are successfully pursuing,” Domorski said.
Cost Improvements Made in LXE Mobile Logistics Business to Cope With Market Dynamics
Revenues and earnings were far below earlier expectations in the Company’s LXE mobile logistics business, which encountered significant softening in the North American market late in the first quarter. As a result, the Company expanded its restructuring plan, resulting in a first quarter charge of $1.1 million; however, this and other cost reduction efforts are expected to contribute approximately $6 million in annualized savings.
During the quarter, the LXE business extended globally its strategy to expand sales through distributors, reaching new channel agreements for Latin America, Europe and Asia. The Company’s initial moves into distribution sales last year were highly complementary to the present direct sales efforts, adding new customers for LXE products.
LXE recently received an order valued at more than $2 million from Autovision, the leader for car inspection in France. The MX-7 handheld terminals will be used in 1,000 control centers throughout France. Significant North American orders that had been expected in Q1 were affected by customer delays, with a serious effect on the first quarter results. The Company expects that many of these orders are likely to close during 2009, but more specific timing is unpredictable in the current economic conditions.
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“In a tough quarter, the LXE business took steps to improve its cost structure and enhance its products. An increased focus on the indirect channel should expand this business’s opportunities,” Domorski said.
Reiterating Guidance
Domorski concluded, “The increased adoption of Wi-Fi service on major domestic fleets bodes well for EMS, as does the Company’s favorable position on defense programs with significant potential over the next several years. Although the market for satellite communications on commercial, private and military aircraft has not been completely immune from the effects of the economic downturn, we also believe that this market will remain a superior performer.
“Our various businesses give the Company multiple paths to success. Our future results are not totally dependent on one specific strategy. We believe the overall success of our Communications & Tracking and Defense & Space segments will help offset the current challenges faced by our LXE business, as it executes its restructuring. As a result, we reiterate our recent guidance that earnings for 2009 are expected to be in the range of $1.35 — $1.65 per share, excluding acquisition-related charges.”
Non-GAAP Financial Measures
The Company has presented its net earnings and earnings per share on non-GAAP basis, excluding acquisition-related charges. The Company believes that exclusion of these charges provides useful information about the results of its ongoing activities that is more comparable to results for prior fiscal periods and that is not subject to volatility arising from the timing and cost of acquisition activity.
These charges include typical services required to complete an acquisition, such as legal advice, due diligence and asset valuation, which are now required to be expensed under the newly-effective accounting standard FASB Statement No. 141(R). Another excluded item is an acquisition-related foreign exchange adjustment associated with the funding of the Satamatics transaction.
The Company does not expect additional significant acquisition activity in 2009, but if there is further such activity, its GAAP earnings would be reduced by the related acquisition costs. In addition, FASB Statement 141(R) requires that the Company record the earn-out liability on one of its recent acquisitions at estimated fair value on a discounted basis; accretion of that discounted liability, as well as any changes in its estimated fair value, must be reflected in the income statement in future quarters, which will affect GAAP earnings through 2010.
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About EMS Technologies, Inc.
EMS Technologies, Inc. (Nasdaq: ELMG) is a leading innovator in the design, manufacture, and marketing of wireless communications technologies addressing the enterprise mobility, communications-on-the-move and in-flight connectivity markets for both the commercial and government industries. EMS focuses on the needs of the mobile information user and the increasing demand for wireless broadband communications. EMS products and services enable communications across a variety of coverage areas, ranging from global, to regional, to within a single facility. EMS has three operating segments:
•	Communications & Tracking supplies a broad array of terminals and antennas that enable end-users in aircraft and other mobile platforms to communicate over satellite and air-to-ground links; this segment (formerly Satellite Communications) was renamed in 2009 to reflect recent acquisitions and their highly complementary connectivity products, including aeronautical wi-fi communications and data storage, aeronautical voice and tracking, and satellite-based machine-to-machine mobile communications;
•	Defense & Space supplies highly-engineered subsystems for defense electronics and sophisticated satellite applications — from military communications, radar, surveillance and countermeasures to commercial high-definition television, satellite radio, and live TV for innovative airlines; and
•	LXE is a leading provider of rugged terminals and wireless data networks used for logistics applications such as distribution centers, warehouses and container ports. LXE’s automatic identification and data capture products serve mobile information users at over 7,500 sites worldwide.
For more information, visit EMS at www.ems-t.com.
There will be a conference call at 9:30 AM Eastern time on Friday, May 1,2009 in which the Company’s management will discuss the financial results for the first quarter of 2009. If you would like to participate in this conference, please call 888-674-0222 (international callers call 201-604-0498) approximately 10 minutes before the call is scheduled to begin. A taped replay of the conference call will also be available through Friday, May 8, 2009 by dialing 888-346-3949 and entering: PIN 4505342#, selection 4, and confirmation 20090427199107#. (international callers use 404-260-5385 and enter same codes).
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Statements contained in this press release regarding the Company’s expectations for its financial results for 2009, the potential for various businesses and products, and the anticipated results of the Company’s restructuring efforts in its LXE mobile logistics business are forward-looking statements. Actual results could differ from those statements as a result of a wide variety of factors. Such factors include, but are not limited to...
•	economic conditions in the U.S. and abroad and their effect on capital spending in the Company’s principal markets;

•	difficulty predicting the timing of receipt of major customer orders, and the effect of customer timing decisions on our results;

•	successful completion of technological development programs by the Company and the effects of technology that may be developed by, and patent rights that may be held or obtained by, competitors;

•	U.S. defense budget pressures on near-term spending priorities;

•	uncertainties inherent in the process of converting contract awards into firm contractual orders in the future;

•	volatility of foreign currency exchange rates relative to the U.S. dollar and their effect on purchasing power by international customers, and the cost structure of the Company’s non-U.S. operations, as well as the potential for realizing foreign exchange gains and losses associated with non-U.S. assets or liabilities held by the Company;

•	successful resolution of technical problems, proposed scope changes, or proposed funding changes that may be encountered on contracts;

•	changes in the Company’s consolidated effective income tax rate caused by the extent to which actual taxable earnings in the U.S., Canada and other taxing jurisdictions may vary from expected taxable earnings;

•	successful transition of products from development stages to an efficient manufacturing environment;

•	changes in the rates at which our products are returned for repair or replacement under warranty;

•	customer response to new products and services, and general conditions in our target markets (such as logistics and space-based communications), and whether these responses and conditions develop according to our expectations;
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•	the success of certain of our customers in marketing our line of high-speed commercial airline communications products as a complementary offering with their own lines of avionics products;

•	the continued availability of financing for aero-connectivity data communications systems;

•	risk that the recent turmoil in the credit markets may make it more difficult for some customers to obtain financing and adversely affect their ability to pay, which in turn could have an adverse impact on our business, operating results, and financial condition;

•	development of successful working relationships with local business and government personnel in connection with distribution and manufacture of products in foreign countries;

•	the demand growth for various mobile and high-speed data communications services;

•	the Company’s ability to attract and retain qualified senior management and other personnel, particularly those with key technical skills;

•	the increased potential for asset impairment charges as unfavorable economic conditions might affect the fair value of one or more of our business units;

•	the potential effects of Statement of Financial Accounting Standards No. 141(R), “Business Combinations,” which requires, for acquisitions completed in 2009 and thereafter, that certain acquisition-related expenditures should be accounted for as period expenses in the income statement, and that the acquisition-date fair value will become the measurement objective for all assets acquired and liabilities assumed, resulting in potential unfavorable effects on the income statement if there are subsequent changes in fair values of certain assets and liabilities;

•	the potential effects, on cash and results of discontinued operations, of final resolution of potential liabilities under warranties and representations made by the Company, and obligations assumed by purchasers, in connection with the Company’s dispositions of discontinued operations;

•	the availability, capabilities and performance of suppliers of basic materials, electronic components and sophisticated subsystems on which the Company must rely in order to perform according to contract requirements, or to introduce new products on the desired schedule; and

•	uncertainties associated with U.S. export controls and the export license process, which restrict the Company’s ability to hold technical discussions with customers, suppliers and internal engineering resources and can reduce the Company’s ability to obtain sales from foreign customers or to perform contracts with the desired level of efficiency or profitability.
Further information concerning relevant factors and risks are identified under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.
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EMS Technologies, Inc.
Consolidated Statements of Operations
(In millions, except per-share data)
Unaudited

	Q1 '09	Q1 '08

Net sales	$92.3	75.5
Cost of sales	63.2	46.9

Gross profit	29.1	28.6
Selling, general, & administrative	22.7	20.2
Research & development	4.4	5.0
Acquisition-related charges	3.9	—

Operating income (loss)	(1.9)	3.4

Interest income & other	0.1	1.0
Interest expense	(0.6)	(0.4)
Foreign exchange gain	0.8	0.1
Acquisition-related foreign exchange adjustment	(1.4)	—

Earnings (loss) before taxes	(3.0)	4.1
Income tax benefit	—	0.1

Net earnings (loss)	$(3.0)	4.2

Outstanding shares	15.1	15.8

Earnings (loss) per share	$(0.20)	0.26

Following is a reconciliation of our first quarter 2009 net earnings (loss) and earnings (loss) per share to the non-GAAP financial measures that exclude acquisition-related charges and an acquisition-related foreign exchange adjustment:

	Net earnings	Earnings (loss)
	(loss)	per share

As reported	$(3.0)	(0.20)
Acquisition-related charges	3.9	0.26
Acquisition-related foreign exchange adjustment	1.4	0.09

As adjusted	$2.3	0.15

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EMS Technologies, Inc.
Consolidated Condensed Balance Sheets
(In millions)
Unaudited

	April 4	Dec 31
	2009	2008

Assets

Cash and cash equivalents	$45.9	87.0
Trade accounts receivable	68.9	65.8
Revenues in excess of billings on long-term contracts	22.7	30.5
Inventories	46.8	35.7
Other current assets	17.6	13.8

Current assets	201.9	232.8

Net property, plant and equipment	45.5	40.6
Goodwill	84.7	31.4
Other assets	62.1	22.6

	$394.2	327.4

Liabilities and Shareholders’ Equity

Current installments of long-term debt	$1.3	1.3
Accounts payable	35.0	25.4
Other current liabilities	49.9	40.7

Current liabilities	86.2	67.4
Long-term debt, less current installments	42.8	9.3
Other non-current liabilities	26.0	8.0
Shareholders’ equity	239.2	242.7

	$394.2	327.4

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EMS Technologies, Inc.
Segment Data
(In millions)
Unaudited

	Quarters Ended
	April 4	March 29
	2009	2008

Net sales
Communications & Tracking	$41.4	25.8
Defense & Space	26.9	15.5
LXE	24.0	34.2

Total	$92.3	75.5

Operating income (loss)
Communications & Tracking	$4.3	3.1
Defense & Space	3.0	0.5
LXE	(5.0)	0.5
Corporate and Other	(0.3)	(0.7)
Acquisition-related charges	(3.9)	—

Total	$(1.9)	3.4

Adjusted EBITDA
Communications & Tracking	$8.5	4.7
Defense & Space	3.8	1.2
LXE	(4.1)	1.4
Corporate and Other	(0.2)	—

Total	$8.0	7.3

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EMS Technologies, Inc.
Reconciliation of Non-GAAP Financial Information
For the Quarter Ended April 4, 2009
Unaudited
This press release contains information regarding our net earnings (loss) and earnings (loss) per share, excluding acquisition-related charges and an acquisition-related foreign exchange adjustment, and earnings before interest expense, income taxes, depreciation and amortization and excluding the acquisition-related charges and acquisition-related foreign exchange adjustment (“Adjusted EBITDA”). The Company believes that earnings that are based on these non-GAAP financial measures provide useful information to investors, lenders and financial analysts because (i) these measures are more comparable with the results for prior fiscal periods, and (ii) by excluding the potential volatility related to the timing and extent of non-operating activities, such as acquisitions or revisions of the estimated value of post-closing earn-outs, such results provide a useful means of evaluating the success of the Company’s ongoing operating activities. Also, the Company uses this information, together with other appropriate metrics, to set goals for and measure the performance of its operating businesses, to determine management’s incentive compensation, and to assess the Company’s compliance with debt covenants. Management further considers Adjusted EBITDA an important indicator of operational strengths and performance of its businesses. EBITDA measures are used historically by investors, lenders and financial analysts to estimate the value of a company, to make informed investment decisions and evaluate performance. Management believes that Adjusted EBITDA facilitates comparisons of our results of operations with those of companies having different capital structures. In addition, a measure similar to Adjusted EBITDA is a component of our bank lending agreement, which requires certain levels of Adjusted EBITDA to be achieved by the Company. This information should not be considered in isolation or in lieu of the Company’s operating and other financial information determined in accordance with GAAP. In addition, because EBITDA and adjustments to EBITDA are not determined consistently by all entities, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.
Following is a reconciliation of our first quarter 2009 net earnings (loss) and earnings (loss) per share to the non-GAAP financial measures that exclude acquisition-related charges and an acquisition-related foreign exchange adjustment (in millions, except per share data):

	Net	Earnings
	earnings	(loss)
	(loss)	per share

As reported	$(3.0)	(0.20)
Acquisition-related charges	3.9	0.26
Acquisition-related foreign exchange adjustment	1.4	0.09

As adjusted	2.3	0.15

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Following is a reconciliation of net earnings (loss) to Adjusted EBITDA, by segment, for the three months ended April 4, 2009 and March 29, 2008 (in millions):

				Corp and
	C&T	D&S	LXE	Other	Total

Three Months Ended April 4, 2009
Net earnings (loss)	$5.2	1.8	(3.2)	(6.8)	(3.0)
Income tax expense (benefit)	—	1.1	(1.9)	0.8	—
Interest expense	—	—	0.1	0.5	0.6
Depreciation and amortization	3.3	0.9	0.9	—	5.1
Acquisition-related charges	—	—	—	3.9	3.9
Acquisition-related foreign exchange adjustment	—	—	—	1.4	1.4

Adjusted EBITDA	8.5	3.8	(4.1)	(0.2)	8.0

Three Months Ended March 29, 2008
Net earnings (loss)	3.4	0.4	0.3	0.1	4.2
Income tax expense (benefit)	—	0.2	0.1	(0.4)	(0.1)
Interest expense	—	—	0.1	0.3	0.4
Depreciation and amortization	1.3	0.6	0.9	—	2.8

Adjusted EBITDA	4.7	1.2	1.4	—	7.3

For further information please contact:	Gary B. Shell Chief Financial Officer (770) 729-6512
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